UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 5, 2003

PROTON ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31533	06-1461988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, CT 06492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 678-2000

Not Applicable

(Former name or former address, if changed since last report.)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

( c ) Exhibit 99.1 Press Release of Proton Energy Systems, Inc. dated August 4, 2003.

Item 12. Results of Operations and Financial Condition

The information contained in this report and the Exhibit attached hereto, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

On August 4, 2003, Proton Energy Systems, Inc., issued a press release describing its results of operations for its fiscal quarter ended June 30, 2003. A copy of the press release is attached as Exhibit 99.1 to this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTON ENERGY SYSTEMS, INC.

By:	/S/ John A. Glidden
Name: John A. Glidden Title: Vice President Finance Date: August 5, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Proton Energy Systems, Inc. issued on August 4, 2003.